                                                                    Exhibit 10.8

                                 FIRST AMENDMENT
                          TO ROOFTOP LICENSE AGREEMENT

     This First Amendment to Rooftop License Agreement ("Amendment") is made and entered into as of the 11th Day of March, 2003, by and between HAYDEN FERRY LAKESIDE, LLC, an Arizona limited liability company ("Lessor"), and MEDAIRE, INCORPORATED, an Arizona corporation ("Lessee").

                                    RECITALS

     A. Lessor, as the licensor thereunder, and Lessee, as the licensee thereunder, executed that Rooftop License Agreement dated March 7, 2002 ("Agreement"), with respect to certain office space in Hayden Ferry Lakeside West, Phase 1, 80 East Rio Salado Parkway, Tempe, Arizona ("Building").

     B. Lessor and Lessee desire to amend the Agreement as hereafter provided to modify the type of equipment Lessee is permitted to install on the roof of the Building.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants herein set forth, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

     1. Defined Terms. All capitalized terms used in this Amendment that are not defined herein shall have the same meaning as set forth in the Agreement.

     2. Amendment of Provisions in Agreement. Lessor and Lessee hereby agree to modify the Agreement as follows:

          2.1 Section 2.1.1 of the Agreement is hereby deleted and replaced with the following:

          "2.1.1. to install, operate, maintain, and use the following (each as reasonably approved by Lessor as to design, performance standards, and in method of installation): (i) one (1) satellite antenna dish not greater than 18 inches in diameter mounted on a single tower not to exceed 6 inches in diameter and no higher than the penthouse screening wall of the Building, which shall be installed on the rooftop platform of the Building at the location more specifically shown on the roof plan attached hereto as Exhibit A, and (ii) one (1) square antenna not to exceed 12 inches x 12 inches and three inches deep, which shall be located o n the southwest corner oft he penthouse structure on the roof of the Building at the location more specifically shown on the roof plan attached hereto as Exhibit A, and shall be installed no higher than 18 inches above the penthouse screening wall of the Building, (individually and collectively referred to hereafter as the "Antenna").; the location for each of the foregoing Antenna as shown on Exhibit A shall be referred to in this Agreement as the "Licensed Area; ... "

          2.2 Section 2.1.2 of the Agreement is hereby deleted and replaced with the following:

          "2.1.2 for the installation of cabling and other electrical wiring not to exceed 1 % inches in diameter ("Conduit"), in such risers and pathways in the Building (collectively, "Raceways"), as are designated by Lessor for the purpose of connecting the Antenna to certain equipment of Lessee in the Premises; ..."

          2.3 Exhibit A referred to in the Agreement shall be Exhibit A attached to this Amendment.

          2.4 Section 2.2.2 of the Agreement is hereby deleted and replaced with the following:

          "2.2.2 Except as set forth in Section 2.1.1(ii) above, the Antenna may not protrude above a height equal to the highest point of the Building structure."

     3. Agreement Remains in Effect. Except as specifically modified in this Amendment, all of the terms and provisions of the Agreement shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first set forth above.

LESSEE:                                 LESSOR:

MEDAIRE, INCORPORATED,                  HAYDEN FERRY LAKESIDE, LLC,
an Arizona corporation,                 an Arizona limited liability company

                                        BY: SunCor Development Company, an
                                            Arizona Corporation

/s/ Kjell Andreassen                    /s/ Margaret Kirch
                                        ----------------------------------------
                                        Magaret E. Kirch, Vice President

                                    EXHBIT A

                                  LICENSE AREA

ROOF PLAN OF 80 EAST RIO SALADO PARKWAY

[GRAPHIC]

                                   EXHIBIT "F"

                            ROOFTOP LICENSE AGREEMENT

     THS ROOFTOP LICENSE AGREEMENT ( "Agreement") is made and entered into as of the 7th day of March, 2002, by and between HAYDEN FERRY LAKESIDE, LLC, an Arizona limited liability company ("Lessor"), and MEDAIRE, INCORPORATED, an Arizona Corporation ("Lessee"). Lessor is the licensor and Lessee is the licensee hereunder, but are referred to as "Lessor" and "Lessee", respectively, solely for ease of reference.

1. Recitals.

Lessor and Lessee have entered into that certain Office Lease dated as of the date of this Agreement ("Lease") for premises described therein ("Premises") located in that certain office building commonly known as Hayden Ferry Lakeside West, Phase I, 80 E. Rio Salado Parkway, Tempe, Arizona ("Building"). Capitalized terms not defined herein shall have the same meaning set forth in the Lease.

2. License to Install Equipment.

     2.1 Grant. Lessor hereby grants to Lessee, subject to the covenants, conditions, and restrictions hereafter set forth, a non-exclusive license ("Equipment License"), during the Term of the Lease and any permitted extension thereof for the following purposes:

          2.1.1 to install, operate, maintain and use either (i) two (2) satellite antenna dishes not greater than 18 inches each in diameter mounted on a single tower not to exceed 6 inches in diameter and no higher than the penthouse screening wall of the Building, or (ii) one (1) antenna not to exceed 6 inches in diameter and no higher than the penthouse screening wall of the Building, each as reasonably approved by Lessor (individually and collectively, the "Antenna"), on the rooftop platform of the Building at the location more specifically shown on the roof plan attached hereto as Exhibit A ("License Area");

          2.1.2 for the installation of cabling and other electrical wiring not to exceed _ inches in diameter ("Conduit"), in such risers and pathways in the Building (collectively, "Raceways") as are designated by Lessor for the purpose of connecting the Antenna to certain equipment of Lessee in the Premises;

          2.1.3 for the use of such stairwells and roof access passageways in the Building and on the roof as may be designated by Lessor from time to time for the purpose of access to and from the Antenna; and

          2.1.4 for access to the Conduit for purposes of maintenance and repair.


                               Exhibit F - Page 1

The Equipment License is contingent upon the payment by Lessee of all rent and other charges due and payable under the terms of the Lease and this Agreement, and compliance by Lessee with all of the other terms and provisions hereof If Lessor has the right to and does terminate the Lease and/or Lessee's right of possession thereunder with respect to the Premises, the Equipment License shall also thereupon terminate. The Equipment License shall terminate in any event upon expiration of the Lease Term. Lessee may terminate this Agreement at any time effective thirty (30) days after written notice of such election is given to Lessor. If the Equipment License is terminated for any of the foregoing reasons, Lessee's rights to use the roof for the purposes provided under this Agreement shall be of no further force and effect.

     2.2 Permitted Use. The scope and permitted use of the Equipment License is limited to permitting Lessee, at its sole expense, to install, operate, use, maintain and remove the Antenna, for the direct benefit of Lessee in the conduct of its business operations in the Premises for the use specifically permitted in the Lease, and not for any resale to, or for the use by, any customer, vendor, or other service provider occupying any portion of, or maintaining equipment in, the Premises, or for providing service to any other tenant of the Building. In addition to the foregoing, Lessee, at its sole expense, when exercising the rights herein granted, including with respect to the installation, operation, use and removal of the Antenna, shall at all times comply with the following requirements:

          2.2.1 Installation must meet all federal, state, and local licensing requirements and must be in compliance with all building, fire, and other applicable codes, including any required conditional use permit, and any Federal Aviation Administration approvals.

          2.2.2 The Antenna may not protrude above a height equal to the highest point of the Building structure.

          2.2.3 Absolutely no roof penetrations shall be allowed, and Lessee, its employees, agents, and contractors, shall only use the existing access points to the Raceways on the roof of the Building.

          2.2.4 The Antenna shall not interfere in any way with the Building's existing engineering, window washing, or other maintenance functions.

          2.2.5 The Antenna must be properly secured and installed so as not to be affected by high winds or other elements.

          2.2.6 The Antenna must be grounded in a manner acceptable to Lessor.

          2.2.7 The color and aesthetics of the Antenna shall be approved by Lessor, and must in any event satisfy the design guidelines and other restrictions governing the Hayden Ferry Lakeside project.


                               Exhibit F - Page 2

          2.2.8 The weight of the Antenna shall not exceed the load limit of the roof platform, after taking into account the designed ceiling load limit of the floor immediately below the roof

          2.2.9 In no event shall the Antenna or any Conduit affect any of the mechanical, electrical, life-safety, structural, or other systems of the Building.

          2.2.10 All Conduit shall be separately labeled and encased in a manner approved by Lessor.

          2.2.11 If Lessee does not use the Antenna in the operation of its business for a period of more than thirty (30) days, the Equipment License shall thereupon terminate and Section 8 below shall apply; provided that the foregoing shall not apply to a passive back-up system for Lessee's business.

     2.3 Installation. Without limiting the generality of the terms of Section
2.2 hereof the installation of the Antenna, and any subsequent improvements or modifications to the License Area shall be deemed an improvement subject to all. of the terms and conditions of Sections 7.2 (Construction Obligations), 10 (Alterations), and 11 (Mechanic's Liens) of the Lease, which provisions are deemed incorporated herein by this reference.

     2.4 Access. Lessee's right of access to the roof of the Building and any Raceways in the Building is expressly subject to Lessee providing prior written notice to Lessor of such request (provided that if an emergency exists, such request may be delivered verbally to Lessor's Building engineer), and Lessor reserves the right to require that any persons accessing the roof and the Raceways must be accompanied by a Building engineer, and the hourly charge of the Building engineer (without mark-up or profit) shall be payable by Lessee. Absent an emergency, any such access shall be limited to the normal business hours of the Building as set forth in Section 8.1 of the Lease. Lessee, its agents, employees, and contractors, shall comply with all Building rules and regulations adopted from time to time by Lessor with respect to access to the roof and/or the Raceways.

     2.5 Costs and Utility Charges.

          2.5.1 No utility hook-ups or facilities shall be permitted on the roof, and all utility connections and feeds shall be located within the Premises or such other location on the floor where the Premises are located as may be designated and approved by Lessor. Unless Lessee is separately metered for electricity (and Lessor shall have the right to require Lessee to install a separate meter, at Lessee's expense), Lessor shall have the right to estimate Lessee's electrical consumption with respect to the Antenna, based on the kwph rate charged to Lessor, and shall bill Lessee monthly for such utility usage. Lessee shall pay to Lessor all utility charges attributable to the operation of the Antenna, as additional rent under the Lease, within fifteen (15) days after delivery of an invoice for such periodic charges.


                               Exhibit F - Page 3

          2.5.2 Lessee shall be solely responsible for paying all costs, expenses and taxes incurred in connection with the ownership, installation, operation, maintenance, use, and removal of the Antenna, the Conduit, and the appurtenant equipment located in or on the Building.

          2.5.3 Any sums payable to Lessor under this Agreement that are not paid when due shall bear interest on the unpaid amount, until paid, at the rate set forth in Section 29.6 of the Lease.

          2.5.4 Lessee acknowledges that interruptions in electrical power and other Building services may occur in the operation of the Building, and such interruption in service may adversely affect the operation of the Antenna. Lessee acknowledges and agrees that Lessor shall not be liable or responsible to Lessee, at law or in equity, under any legal theory, for any loss or liability with respect to the operation, use or ownership of the Antenna resulting from any interruption of utilities, and that all of the provisions of Sections 8.2 and 8.4.3 of the Lease shall govern and limit Lessee's rights under this Agreement and its use of the Antenna.

     2.6 Relocation. Lessor shall have the right, at its option and from time to time, upon not less than thirty (30) days' prior notice to Lessee, to relocate the Antenna to another location on the roof platform of the Building adequate, in Lessor's reasonable determination, to afford reasonably equivalent service by Lessee. Lessor shall pay the reasonable costs of relocation actually incurred by Lessee in connection therewith subject to adequate substantiation by Lessee of such costs.

3. Interference. Lessee agrees that at all times during the term of the Equipment License, the Antenna shall be operated in such a manner that no element or component thereof interferes with any radio frequency transmission or reception equipment located in or on the Building or any other existing or future buildings or other improvements in the Hayden Ferry Lakeside project; provided that such equipment is in operation as of the date Lessee first installs the Antenna and is operating within the technical parameters specified by its manufacturer and any governmental license. If Lessee should cause such measurable interference, Lessee shall, at its expense, eliminate it within five
(5) days after notice thereof (and the grace periods in Section 6 below will not apply with respect thereto, and Lessee shall in any event indemnify, defend, and hold harmless Lessor with respect to any claims, liabilities, losses, expenses, or fees, including reasonable attorneys' fees, incurred by Lessor relating to, or arising from, such interference from the point it first occurs). In addition to the foregoing, Lessee agrees to cooperate with Lessor in adopting (at Lessee's sole cost and expense) commercially reasonable protocols and site modifications to limit any interference to or from other equipment or communications facilities that Lessor wishes to permit to be installed. Lessor shall have no liability to Lessee for any interference of any kind to the Antenna and/or the use and operation thereof, including, without limitation, interference caused by (i) any other equipment located in, on or around the Building any other existing or future buildings or other improvements in the Hayden Ferry Lakeside project, (ii) wind, hail, rain, lightning, or other bad weather or acts of God, (iii) the acts of other tenants or other third parties, or (iv) vibration or other movement or disturbance.


                               Exhibit F - Page 4

4. Maintenance and Repair. Lessee covenants that the installation, operation, maintenance, and use of the Antenna shall be at Lessee's sole cost and risk, including the cost of any damage to the Building (caused thereby). Lessee shall, at its sole cost and expense, maintain the Antenna in good and safe condition, shall keep the License Area in good and water-tight condition, and shall immediately notify Lessor of any damage to the roof membrane, roof platform, and/or any portion of the Building, including any structural elements thereof caused by Lessee or any employee, contractor or agent of Lessee, or otherwise related to the placement of the Antenna on the Building. If Lessor determines that the Antenna is not being maintained in the condition required by this Agreement as herein provided, and without limiting Lessor's other rights and remedies under this Agreement, Lessor shall have the right, if Lessee fails to remedy the condition(s) identified by Lessor to the reasonable satisfaction of Lessor within ten (10) days of receipt (or evidence of attempted delivery) of such notice, to take such action, at Lessee's expense, as Lessor deems necessary to restore the Antenna and/or the roof to the condition required by this Agreement. Lessee shall pay to Lessor, on demand, Lessor's reasonable costs and expenses incurred pursuant to this paragraph.

5. Ownership, Insurance, Release and Indemnity. The Antenna, the Conduit, and related cabling, wiring, and equipment shall remain the property of Lessee notwithstanding the fact that the same may be affixed or attached to the Building or a portion thereof Lessee shall bear the risk of loss with respect to the Antenna, the Conduit, and related cabling, wiring, and equipment. Lessee shall cause the insurance policies to be maintained by Lessee pursuant to the Lease to include the Antenna, the Conduit, and all related cabling, wiring, equipment and materials as part of Lessee's insured property. Lessee specifically agrees that the indemnification (Section 13), release (Section 14.1.2) and waiver of subrogation (Section 14.3) provisions of the Lease are deemed to include any claims, losses, liability and causes of actions arising from the installation, operation, use, maintenance or removal of the Antenna, the Conduit, and related cabling, wiring, and equipment.

6. Default.

     6.1 Default by Lessee. Lessor shall have the right to terminate this Agreement and the Equipment License, and to pursue all rights and remedies available at law or in equity, following any breach or default by Lessee under this Agreement (i) with respect to a monetary default, if the same is not cured within the same period provided in the Lease for monetary defaults by Lessee, and (ii) with respect to non-monetary defaults, except for the default to be cured within five (5) days as provided in Section 3 above, if Lessee does not promptly commence the cure thereof following written notice and the same is not cured within thirty (30) days of receipt (or evidence of attempted delivery) of written notice by Lessee of said default; provided, however, the occurrence of any interruption in, or disconnection of any telecommunications services of any tenant in the Building caused by the act or omission of Lessee or any employee, contractor or agent of Lessee while performing any work in or about the Antenna or any of the Raceways, which is not corrected within 24 hours after such occurrence,


                               Exhibit F - Page 5
shall be the basis for the immediate termination by Lessor of this Agreement and the Equipment License granted herein.

     6.2 Default by Lessor. Lessee may pursue all rights and remedies available at law or in equity following any breach or default by Lessor under this Agreement if Lessor does not cure the same within thirty (30) days after receipt (or evidence of attempted delivery) of written notice by Lessee of said default, or such additional period of time as may be reasonably necessary under the circumstance for Lessor to diligently cure such default. In any event, Lessor's liability under this Agreement shall be limited in the same manner and to the same extent as set forth in Section 30.4 of the Lease.

7. Casualty. No casualty affecting the use of the License Area, or any damage to, or loss of the Antenna, the Conduit, and related cable, wiring, and equipment resulting from any casualty, shall entitle Lessee to any claim or right to terminate the Lease, or serve as a basis for any claim of constructive eviction. Lessor shall have no obligation to restore or replace the Antenna, the Conduit, and related cable, wiring, and equipment following any casualty to the Building, and Lessor's sole obligation following any casualty shall be to restore the License Area consistent with, and according to, such a timetable as Lessor otherwise adopts for repairs to and restoration of the Building following such a casualty.

8. Removal Upon Termination. Lessee shall remove the Antenna, the Conduit, and all cabling, wiring and any related facilities, and return the Building to the condition in which it existed prior to the installation of the Antenna, at its sole cost and expense, prior to the expiration or any termination of this Agreement. Lessee's obligation hereunder shall survive the termination of this Agreement and the Lease.

9. Personal Right. The rights granted to Lessee under this Agreement are personal to the named Lessee under the Lease in connection with the occupancy of the Premises, and shall not be assignable or transferable to any other person (including any assignee or subtenant) claiming by or through Lessee, without the prior written consent of Lessor, except for an assignee or subtenant permitted by, or approved by Lessor in accordance with, Section 20 of the Lease.

10. Notices. Any and all notices given or required under the terms of this Agreement shall be given in the manner provided in the Lease, and shall be deemed effective as of the date therein provided.

11. Disclaimer of Liability. Notwithstanding any other provision in this Agreement, Lessee agrees that the installation, operation, existence, use, removal, maintenance, repair, and/or replacement of the Antenna, the Conduit, and all cabling, wiring, and related facilities shall be at Lessee's sole cost and risk. Lessee hereby waives and releases Lessor and its members, and the respective past or present employees, directors, and officers thereof from and against, all claims for damage to, or loss of any property or injury, illness, or death of or to any person in, upon, or about the Building or the Hayden Ferry Lakeside project arising from the installation, operation, existence, use, removal, maintenance, repair, and/or replacement of, or access to, any of the


                               Exhibit F - Page 6

Antenna, the Conduit, or any cabling, wiring, or related facilities arising or caused in any manner (including, without limitation, as a result of the act, omission, or active or passive negligence of Lessor or its members, or the respective past or present employees, directors, or officers thereof), other than by reason (and to the extent) of the gross negligence or willful act of Lessor, its employees, agents, or contractors. In addition, Lessor's approval of any plans or specifications under this Agreement with respect to the Antenna, the Conduit, and/or any cabling, wiring, or related facilities, shall not constitute any representation or warranty of any kind by Lessor that such plans and specifications are in compliance with applicable laws and regulations, and/or will prevent interference with the operation of similar facilities by other tenants.

12. Miscellaneous.

          12.1 Lessee acknowledges and agrees that the rights granted it under this Agreement are contract rights and not an estate or interest in land or real property. Lessee shall not record or file this Agreement in any public records (including, without limitation, recording a memorandum of this Agreement).

          12.2 In no event will either party be responsible or liable to the other for any consequential or punitive damages arising from a default or breach of its obligations under this Agreement.

          12.3 Failure by a party to enforce its rights under this Agreement shall not be deemed a waiver of such rights or any other rights, nor shall the waiver by either party of a breach of any provision of this Agreement be deemed to be a waiver of any subsequent breach of the same or any other provision of this Agreement.

          12.4 This Agreement, the exhibits attached hereto, and the provisions of the Lease incorporated herein by reference embody the entire agreement between the parties regarding the subject matter hereof and supersede any and all prior negotiations, expressions of intent, representations, or agreements between the parties hereto, and accordingly there are no oral or written agreements existing between the parties regarding the subject matter hereof as of the date hereof which are not expressly set forth herein and covered hereby. This Agreement may not be amended except by a written instrument duly executed by the parties hereto.

          12.5 If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the remaining provisions. of this Agreement shall remain in full force and effect, and such unenforceable provision shall be deemed modified so as to comply with law while maintaining, to the maximum extent possible, the original intent of the provision.

          12.6 This Agreement shall be governed by, and interpreted in accordance with, the laws of Arizona, and the venue for any legal proceedings shall be Maricopa County, Arizona.

          12.7 Time is of the essence with respect to this Agreement.


                               Exhibit F - Page 7

          12.8 If either party resorts to judicial proceedings to enforce any right under this Agreement or to obtain relief for any default by the other party, the party prevailing in such proceeding shall be entitled to recover from the non-prevailing party the cost thereof, including reasonable attorneys' fees (as determined by the Court).

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first hereinabove written.

                                        "LESSOR"

                                        HAYDEN FERRY LAKESIDE, LLC, an Arizona
                                        limited liability company

                                        BY: SunCor Development Company, an
                                            Arizona corporation, authorized
                                            member


                                        By: /s/ Margaret Kirch
                                            ------------------------------------
                                        Name: Margaret Kirch
                                              ----------------------------------
                                        Title: Vice-President
                                               ---------------------------------


                                        "LESSEE"

                                        MEDAIRE, INCORPORATED, an Arizona
                                        corporation

                                        Name: /s/ Kjell Andreassen
                                              ----------------------------------
                                        Title: Vice-President
                                               ---------------------------------


                               Exhibit F - Page 8

                            ADDENDUM TO OFFICE LEASE
                                       FOR
                           HAYDEN FERRY LAKESIDE, LLC
                                     PHASE I

     THIS ADDENDUM shall supplement and modify the Office Lease between Hayden Ferry Lakeside, LLC, as Lessor, and MEDAIRE, INCORPORATED, an Arizona corporation, as Lessee:

A. The following shall be added as Section 1.5 of the Lease:

     1.5 First Right to Lease Certain Space on 6`h Floor. During the Lease Term, Lessee shall have the first right to lease certain space on 6`h floor of the Building and designated "option space" on Exhibit A attached hereto containing approximately 9,076 square feet of Rentable Area (hereafter referred to as the "Option Space"), but Lessee shall have such right only to the extent specifically provided for in this Section:

          1.5.1 After the date of this Lease and until Lessee's rights hereunder expire as set forth below, Lessor shall not lease any or all of the Option Space unless it has first signed a non-binding letter of intent with a prospective tenant ("Offer") and first complies with the following provisions:

               1.5.1.1 Upon receipt of an Offer, then Lessor shall, prior to negotiating a lease for the Option Space covered by the Offer, first submit a written notice to Lessee that Lessor intends to proceed with negotiations, which notice shall specify the Rentable Area of such portion of the Option Space, provided that the Rentable Area shall be designated by Lessor utilizing a reasonable load factor and other considerations used by Lessor, pursuant to
Section 1.2, to establish the Rentable Area of the original Premises.

               1.5.1.2 Upon receipt of such notice from Lessor, Lessee shall have five (5) business days thereafter ("Acceptance Period") to provide written notice to Lessor that Lessee elects to incorporate such portion of the Option Space into the Premises ("Lessee's Acceptance of Option Space"), in which event Lessor and Lessee shall be bound by the election of Lessee to include the Option Space within the Premises, and the Option Space shall be subject to all the terms and conditions of this Lease, including the Base Rental per square foot set forth in the Basic Lease Information.

               1.5.1.3 The foregoing notwithstanding, this Section shall constitute a one time opportunity for Lessee with respect to each portion of the Option Space covered by an Offer. For example, if the first Offer covers 1,000 square feet of Rentable Area and Lessee fails


                                Addendum - Page 1
to deliver Lessee's Acceptance of Option Space to Lessor within the Acceptance Period, Lessor shall thereafter be entitled to lease all or a portion of such 1,000 square feet of the Option Space to the prospective tenant referred to in the Offer. However, if Lessor does not thereafter enter into a binding lease pursuant to such Offer, then such 1,000 square feet will again be part of the Option Space and if a new Offer is received from another tenant covering such 1,000 square feet, such new Offer will be subject to the rights of Lessee under this Section until an Offer covering all or each portion of the Option Space results in a binding lease therefore.

          1.5.2 Upon Lessor's receipt of Lessee's Acceptance of Option Space pursuant to Section 1.5.2.2 then: (a) the Base Rental for the Option Space covered by Lessee's Acceptance of Option Space shall be calculated based on the Rentable Area thereof specified in Lessor's notice to Lessee pursuant to Section 1.5.1.1, and the applicable rent per square foot per year of Rentable Area as set forth in the Basic Lease Information for the Premises, (b) the tenant improvements to be installed by Lessor for the Option Space shall be constructed in accordance with Exhibit C attached hereto, provided that (i) the amount per square foot set forth in the Basic lease Information for Tenant Improvement Allowance shall be multiplied by the usable area of the Option Space designated by Lessor in its notice given to Lessee pursuant to Section 1.5.1.1 and such tenant improvements shall be installed pursuant to a construction schedule determined by Lessor and Lessee acting reasonably and in good faith, and (c) Lessee shall be obligated to pay Base Rental on such Option Space within fifteen
(15) days after Lessor substantially completes such. tenant improvements and tenders possession of such Option Space to Lessee, or when Lessee opens for business in the Option Space, whichever is first to occur.

          1.5.3 If Lessee's Acceptance of Option Space is properly delivered to Lessor in accordance with this Section 1.5, then Lessor and Lessee shall, acting reasonably and in good faith, within fifteen (15) days thereafter, execute and deliver an amendment to this Lease which makes the Option Space covered by the Offer part of the Premises, incorporates the Base Rental for such Option Space, and incorporates other applicable terms for the Option Space, and Lessor's construction schedule established as herein provided.

          1.5.4 It Lessee's Acceptance of Option Space is not properly and timely delivered after receipt of Lessor's notice pursuant to Sections 1.5.1.1, Lessee shall thereafter have no further rights to any of the Option Space described in the Offer if a binding lease is executed thereafter pursuant to such Offer. Otherwise, the second sentence of Section 1.5.1.3 shall apply with respect thereto.

          1.5.5 The foregoing notwithstanding, (a) Lessee's rights provided for in this Section shall become null and void if Lessee is in default under this Lease and applicable grace periods set forth in Article 29 have expired, and (b) all rights under this Section shall terminate upon the first to occur of (i) the expiration or earlier termination of this Lease, or (ii) Lessor's election to re-enter the Premises after Lessee's default as provided in Article 29.


                                Addendum - Page 2

B. The portion of the Basic Lease Information entitled "TERM" is hereby amended to add the following below "Termination Date":

     Options: two (2) option periods of five (5) years each.

C. The portion of the Basic Lease Information entitled "PARKING SPACES AND PARKING RENTAL" is hereby amended by deleting each reference therein to "Lease Term" and replacing the same with "Initial Term". In addition, during each Renewal Option period which Lessee may elect to exercise pursuant to Section 2.1.2, the rental to be paid for the Parking Spaces to which Lessee is entitled under this portion of the Lease (10 executive parking spaces, and 65 unreserved parking spaces) shall be equal to 90% of the rent being offered to prospective tenants or customers, as the case may be, by the respective Parking Facility Owner at the time Lessee exercises the Renewal Option pursuant to Section 2.1.2, and said rental rate so established for each type of Parking Space shall remain fixed throughout the Renewal Option period, unless adjusted in the same manner for the second Renewal Option period, if exercised by Lessee.

D. Section 2.1 of the Lease is hereby deleted and replaced with the following:

2.1 Lease Term.

     2.1.1 Initial Term. Except as provided herein, the initial term of this Lease shall be for the period set forth in the Basic Lease Information from the. Commencement Date to the Termination Date ("Initial Term").

     2.1.2 Extension of Initial Term. Lessee shall have the right and option to extend the Initial Term of this Lease and the Termination Date for the option periods set forth in the Basic Lease Information (each referred to herein as a "Renewal Option") upon all of the terms, covenants, and conditions set forth in this Lease, except that Base Rental and the Expense Stop shall be established as set forth in Section 3.6 below. Each Renewal Option may be exercised only if (i) Lessee expressly and unconditionally exercises such option by providing written notice thereof to Lessor no less than six (6) months and no more than nine (9) months prior to the expiration of the Initial Term, and (ii) Lessee is not in default under this Lease at the time of the exercise of the option rights set forth herein and/or at the time a Renewal Option period is to commence. If Lessee does not satisfy the requirements of subsections (i) and (ii), the option rights set forth in this Section shall automatically be deemed waived.

     2.1.3 "Lease Term" Defined For purposes of this Lease, Lease Term shall refer to the Initial Term, as may be extended pursuant to Section 2.1.2.

E. The following shall be added as Section 3.6 of the Lease:

     to the sale of any real property for and/or the development of the P-1 Parking Structure and/or the Underground Parking Facilities, Lessor shall provide notice to any prospective Parking Facility Owner of the terms and conditions of this Lease.

3.6 Determination of Base Rental for Renewal Options. If Lessee properly exercises its right with respect to a Renewal Option as provided in Section 2.1.2, then the Base Rental due and payable for the Premises during the Renewal Option period shall be the Fair Market Rental Rate per rentable square foot determined as hereafter provided:

     3.6.1 Within forty-five (45) days after Lessee timely exercises its option rights as herein provided, Lessor shall submit to Lessee in writing Lessor's proposed base rental and expense stop for the Premises, and any economic benefits Lessor may elect to provide to Lessee, in Lessor's sole discretion, such as a Tenant Improvement Allowance to refurbish or upgrade the Premises ("Lessor's Economic Terms for the Premises").

     3.6.2 If Lessee does not submit its written objection to Lessor's Economic Terms for the Premises within thirty (30) days after receipt thereof then the Base Rental and Expense Stop included therein shall constitute the "Fair Market Rental Rate" for purposes of this Section, provided that all other terms constituting Lessor's Economic Terms for the Premises shall also apply. If Lessee delivers its written objection to Lessor's Economic Terms for the Premises within said 30-day period, then the Fair Market Rental Rate shall be established pursuant to Section 3.5.3 below, provided that Lessor's Economic Terms for the Premises (excluding Lessor's proposed base rental) shall be used to determine the same as therein provided.

     3.6.3 If Lessor and Lessee cannot agree upon the Fair Market Rental Rate pursuant to Section 3.5.2 above within the time period set forth therein for Lessee's acceptance or rejection of Lessor's proposed Fair Market Rental Rate ("Rent Determination Period"), then the Fair Market Rental Rate shall be established as follows:

          3.6.3.1 Within fifteen (15) days after the expiration of the Rent Determination Period, Lessor and Lessee shall each appoint a qualified, independent MAI appraiser of its choice with at least five (5) years of experience in appraising prevailing market rates for properties similar to the Building ("Qualified Appraiser"). The two appraisers selected by Lessor and Lessee shall then appoint a third Qualified Appraiser, and the third Qualified Appraiser shall constitute the "Appraiser" for purposes of this Section. If either party fails to appoint a Qualified Appraiser within said 15-day period, then the Qualified Appraiser timely appointed by the other party shall constitute the "Appraiser" for purposes of this Section.

          3.6.3.2 Lessor and Lessee shall direct the Appraiser to make an independent determination of the prevailing market rate base rental and expense stop for the Premises based on Lessor's Economic Terms for the Premises, and based on the quality of the space, existing improvements and amenities, and the then prevailing market rate per square foot of rentable area and expense stop for office space comparable to the Premises and the Building in quality, appearance, and design in the Phoenix metropolitan area, and such other standards as may be customarily utilized by MAI appraisers. The Appraiser shall be required to submit its determination within forty-five (45) days after the Rent Determination Period, and the same shall constitute the Fair Market Rental Rate to be used for purposes of this Section.


                                Addendum - Page 4

          3.6.3.3 If the Fair Market Rental Rate established pursuant to this
Section 3.5.3 is equal to or greater than the base rental per square foot and expense stop offered by Lessor in Lessor's Economic Terms for the Premises, then Lessee shall bear the full expense of the Appraiser. If the Fair Market Rental Rate determined pursuant to this Section 3.5.3 is less than the base rental and expense stop so established by Lessor, then Lessor shall bear the full expense of the Appraiser.

     3.6.4 When the Fair Market Rental Rate is established as set forth above, Lessor and Lessee shall, acting reasonably and in good faith, within thirty (30) days thereafter, execute and deliver an amendment to this Lease, which acknowledges the extension of the Lease Term, establishes the Base Rental using the Fair Market Rental Rate, and establishes the rental for the Parking Spaces allocated to Lessee as provided in the Basic Lease Information.

     3.6.5 Any other provision in this Section notwithstanding, in no event shall the Base Rental to be paid for the Premises during any Renewal Option be less than the Base Rental applicable to the Initial Term or any preceding Renewal Option, as the case may be, after adjustments for changes in the Expense Stop, if any.

F. Lessor acknowledges that Lessee desires to install two satellite dishes on the roof of the Premises for benefit of its business operations in the Premises, and for no other purpose. In connection therewith, Lessee and Lessor agree to execute, simultaneously with the execution of this Lease, a Rooftop License Agreement in the form attached to this Lease as Exhibit F.

"LESSEE"                                "LESSOR"

MEDAIRE, INCORPORATED,                  HAYDEN FERRY LAKESIDE, LLC,
an Arizona corporation                  an Arizona limited liability company

                                        BY: SunCor Development Company, an
                                            Arizona corporation, authorized
                                            member


                                Addendum - Page 5